Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements on Form S-8 File No. 333-98341, 333-69094, 333-63687, 333-24169, and 333-24167 of Diametrics Medical, Inc. of our report dated April 28, 2005 (except as to Note 17, as to which the date is May 2, 2005), which appears on page 21 of this annual report on Form 10-K for the year ended December 31, 2004.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
May 5, 2005